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                 SUBSIDIARIES OF MSR EXPLORATION LTD.



Subsidiary                                                    Jurisdiction
----------                                                    ------------

Mountain States Resources, Inc.                                  Colorado

MSR Exploration, Inc.                                             Texas

Gypsy Highview Gathering System, Inc.                             Montana

Monte Grande Exploration, Inc.                                    Montana

MSR Drilling, Inc.                                                Montana